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                                  Exhibit 10.4

                               BROKERAGE AGREEMENT

       THIS AGREEMENT, effective the 1st day of April, 2001, by and between Feldkamp Marketing, herein called BROKER, and Worldwide Medical Corporation a Delaware corporation, herein called PRINCIPAL.

                                   WITNESSETH:

       WHEREAS, PRINCIPAL is a manufacturer and seller, among other things, of that certain merchandise or products (the "products") which are described in Exhibit "A" attached hereto and incorporated herein by this reference; and

       WHEREAS, PRINCIPAL desires to contract the services of BROKER in the Territory, hereinafter described, to negotiate the sales of the Products in PRINCIPAL's name and for PRINCIPAL's account to retail outlets;

       WHEREAS, BROKER is desirous to represent and negotiate sales of said PRINCIPAL's Products in said Territory;

       NOW, THEREFORE, in consideration of the promises and covenants and undertakings herein contained,

                        IT IS MUTUALLY AGREED AS FOLLOWS:

       (1) TERRITORY. PRINCIPAL hereby appoints BROKER and BROKER hereby agrees to act for PRINCIPAL, as its Representative for negotiations of sales of the Products subject to the terms, provisions and conditions hereof, to retail outlets located within the territory described as follows:

       See Attached Exhibit "B" (The "Territory").

       (2) SALES NEGOTIATIONS. All sales negotiations by BROKER for the account of PRINCIPAL shall be conducted in accordance with such prices, terms and conditions as are specified by PRINCIPAL.

       (3) PURCHASE ORDER CONFIRMATION. All purchase orders taken frown Buyers bit BROKER shall be subject to PRINCIPAL's confirmation, and it is understood that BROKER will not obligate or commit PRINCIPAL to the sale or delivery of Products without PRINCIPAL's authorization and direction.

       (4) AGENCY. BROKER is an independent contractor and shall act as Agent of PRINCIPAL; neither BROKER nor its employees shall be considered employees of PRINCIPAL; and neither party shall in any event be held liable or accountable for any obligations incurred by the other party except as specified herein; it being specifically understood that the respective businesses of each of the parties shall be operated separate and apart from each other.

       (5) APPLICABLE LAW. The laws of the State of California shall govern the application, interpretation, and enforcement of this Agreement.

       (6) TERM/TERMINATION. This Agreement shall continue in full force and effect from year to year; provided that either party may terminate the Agreement by giving 60 days written notice of such intention to the other party.


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       (7) ASSIGNMENT. PRINCIPAL shall have the right to assign this agreement or any of it's rights or privileges to any other party or entity subject to BROKER's prior written approval. BROKER shall have the right to assign this agreement or any of it's rights or privileges to any other party or entity subject to PRINCIPAL's prior written approval.

                        THE PRINCIPAL AGREES AS FOLLOWS:

       (8) COMMISSION. PRINCIPAL shall pay BROKER, without deduction or offset, a monthly commission or brokerage based on "net sales". "Net sales" for purposes of this commission calculation is defined as gross invoice price less cash discounts, less any free goods invoiced that are to be "billed back" via a debit or promotional goods invoiced that are planned to be debited back. Commission payments are to be made promptly within ten (10) days after the end of each month during which the applicable sale is collected.

Commission shall be based on a commission rate which is determined blithe distribution (the total number of Kroger stores that stock First Check) that Broker achieves in their assigned territory as shown below:

            RETAIL SALES COMMISSION:
            # Stocking Kroger Stores                  Commission
                    0 - 679                              5.00%
                  680 - 719                              6.00%
                      720 +                              7.00%

                All remittances of commissions will be mailed to:
                               Feldkamp Marketing
                                 7412 Jager Ct.
                              Cincinnati, OH 45202

       (9) ELIGIBLE BUYERS. PRINCIPAL shall permit BROKER, consistent with the terms of this Agreement, to negotiate sales to any and all prospective retailers of PRINCIPAL'S Products throughout the designated Territory.

       (10) SHIPMENTS. PRINCIPAL shall ship Products sold as BROKER may specify. PRINCIPAL shall be given reasonable notice with respect to the required shipments. PRINCIPAL accepts full responsibility for granting credit to Buyers.

       (11) INDEMNIFICATION. If any claim or action is made or filed against BROKER, claiming loss or injury of any nature whatsoever, as a result of any defect in the Products or use of the Products, or the infringement by the PRINCIPAL of any property right belonging to another, PRINCIPAL shall defend, hold harmless and indemnify BROKER from any and all loss and damage, costs and expenses, including legal fees, incurred by it.

       (12) PRODUCT LIABILITY INSURANCE. PRINCIPAL shall furnish BROKER with a current Certificate of Product Liability Insurance upon execution of the Agreement.

                          THE BROKER AGREES AS FOLLOWS:

       (13) PRINCIPAL'S INSTRUCTIONS. BROKER shall carry out PRINCIPAL's instructions with respect to the sales of the Products.


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       (14) REPORTING PURCHASE ORDERS. BROKER shall promptly submit all purchase orders for Products for confirmation or approval by PRINCIPAL.

       (15) GOOD FAITH SALE. Broker shall use good faith and effort in selling PRINCIPAL's products in the determined territory.

       (16) DUTIES. BROKER will prepare presentations and sales appointments, administer the Nailing of samples, prepare new vendor paperwork, process purchase orders, prepare a quarterly account review, administer in store reviews, work with accounts to plan co-op and special promotions, and assist in collecting receivables.

       (17) ASSISTANCE IN COLLECTIONS. BROKER shall assist PRINCIPAL, when requested by PRINCIPAL in effecting prompt and full payment by Buyers for all Products sold and delivered to Buyers. The final determination as to credit and credit terms to be extended to Buyers shall be made only be PRINCIPAL. BROKER's agreement to assist in the collection of PRINCIPAL's accounts receivable shall not be construed as a guaranty of payment of such accounts or give PRINCIPAL the right to charge BROKER's account with any such sums owed PRINCIPAL by Buyer.

       (18) IN STORE REVIEWS. BROKER will hire and compensate any third party that BROKER deems necessary to conduct in store reviews in BROKER's territory. BROKER will provide a monthly report or summary information generated by such third party in store reviews.

       IN WITNESS WHEREOF, the parties hereto have signed this Agreement, "hereunto duly authorized on the day and year above written. PRINCIPAL:


By:                /s/                    Date: 5/01/01
     -----------------------------------
     Daniel McGuire, President
     WorldWide Medical Corporation



BROKER:


By:                /s/                    Date: 4/30/01
     -----------------------------------
     Jeff Feldkamp, President
     Feldkamp Marketing


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                                   EXHIBIT "A"
PRODUCTS:
First Check(R) Home Screening Tests:

Currently Including:  Home Drug Tests
                      Home Colon Cancer Screening Tests
                      Home Alcohol Tests
                      Home Pregnancy and Ovulation Tests


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                                   EXHIBIT "B"
TERRITORY:
All Kroger related divisions including:
     Kroger East (All Kroger stores)
     Kroger Central (King Sooper, City Market, Dillions Stores)
     Kroger West (Fred Meyer, Ralphs, Smith's, Fry's, QFC, Food 4 Less)


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